UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 25, 2018
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In May 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Proto Labs, Inc. (the “Company”), with the advice of its independent compensation consultant, undertook a comprehensive review of the Company’s compensation practices. In connection with this review, on May 16, 2018, the Committee approved a change to the Company’s executive stock ownership guidelines to further align the interests of the Company’s Chief Executive Officer (the “CEO”) with those of the Company’s shareholders. Under the updated guidelines, the CEO is expected to own shares of the Company’s common stock with a value at least equal to five times the CEO’s annual base salary. Previously, the CEO was expected to own shares with a value at least equal to three times the CEO’s annual base salary. For purposes of the guidelines, fully-vested shares beneficially owned by an executive under Section 16 of the Securities Exchange Act of 1934 are counted as owned shares, and shares subject to any unvested or unexercised equity-based awards are not counted as owned shares. An executive has five years from the date of becoming subject to the guidelines to achieve compliance, and the executive must hold 100% of the net shares acquired upon vesting or exercise of any equity award until the executive has satisfied the ownership guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 25, 2018	/s/ John A. Way
John A. Way Chief Financial Officer